Exhibit 99.1

Wayfair Announces Third Quarter 2020 Results
Q3 Net Revenue Growth of 67% Year over Year to $3.8 billion
28.8 million Active Customers, up 51% Year over Year

BOSTON, MA — November 3, 2020 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its third quarter ended September 30, 2020.
Third Quarter 2020 Financial Highlights
•Total net revenue increased $1.5 billion to $3.8 billion, up 66.5% year over year
•U.S. net revenue increased $1.3 billion, up 66.5% year over year
•International net revenue increased $225.9 million, up 66.7% year over year. International segment Net Revenue Constant Currency Growth was 63.9%
•Gross profit was $1.1 billion or 29.9% of total net revenue
•Net income was $173.2 million
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin were $371.1 million and 9.7%, respectively, of total net revenue
•Diluted earnings per share was $1.67
•Non-GAAP Diluted Earnings per Share was $2.30
•Non-GAAP Free Cash Flow was $255.0 million
•Cash, cash equivalents, and short- and long-term investments totaled $2.6 billion
“In the midst of continued uncertainty about the economy and the pandemic, Wayfair delivered another quarter of strong operating and financial results in Q3. Category momentum is vibrant, demand is moving online at an accelerated pace, and we expect the home to be even more important than usual when it comes to celebrating the holidays this year,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “Our long-term mindset and strategic investments in merchandising, selection, service and delivery both in North America and in Europe are translating to share gains, sustained profitability, and positive free cash flow generation. While today’s unique environment has accentuated these trends, we are confident that there is a long runway for continued strong profitable growth ahead for Wayfair -- well beyond when the current circumstances have passed.”
Other Third Quarter Highlights
•The number of active customers in our Direct Retail business reached 28.8 million as of September 30, 2020, an increase of 50.9% year over year
•LTM net revenue per active customer was $451 as of September 30, 2020, an increase of 0.4% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.94 for the third quarter of 2020, compared to 1.85 for the third quarter of 2019
•Repeat customers placed 71.9% of total orders in the third quarter of 2020, compared to 67.3% in the third quarter of 2019
•Repeat customers placed 11.3 million orders in the third quarter of 2020, an increase of 84.4% year over year
•Orders delivered in the third quarter of 2020 were 15.8 million, an increase of 72.8% year over year
•Average order value was $243 for the third quarter of 2020, compared to $252 for the third quarter of 2019
•In the third quarter of 2020, 60.0% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 53.8% in the third quarter of 2019

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its third quarter 2020 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://bit.ly/30mnaqn. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://bit.ly/3cIdUSt and supporting slides will be available at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends at investor.wayfair.com.
About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 18 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes - from product discovery to final delivery.
The Wayfair family of sites includes:
•Wayfair - All things home, all in one place.
•Joss & Main - Stylish designs to discover daily.
•AllModern - The best of modern, priced for real life.
•Birch Lane - Classic home. Comfortable cost.
•Perigold - The widest-ever selection of luxury home furnishings.
Wayfair generated $13.0 billion in net revenue for the twelve months ended September 30, 2020. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 16,700 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Jane Gelfand
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, consumer activity and behaviors, e-commerce adoption trends, developments in our technology and systems and anticipated results of those developments and the impact of the novel coronavirus (COVID-19) pandemic and our response to it, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our Unaudited Consolidated and Condensed Financial Statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), Free Cash Flow, Non-GAAP Diluted Earnings (Loss) Per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as net income (loss) before depreciation and amortization, equity-based compensation and related taxes, interest (expense), net, other (expense) income, net, (benefit) provision for income taxes, net, non-recurring items, and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. We do not consider equity-based compensation and related taxes to be indicative of our core operating performance, however investors should understand that equity-based compensation will be a significant recurring expense in our business and is an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by (used in) operating activities less net cash used to purchase property and equipment and site and software development costs. We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP Diluted Earnings (Loss) Per Share is a non-GAAP financial measure that is calculated as GAAP net income (loss) plus equity-based compensation and related taxes, (benefit) provision for income taxes, net, non-recurring items, other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings (loss) per share. We believe that these adjustments to our non-GAAP diluted net income (loss) before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Net Revenue Constant Currency Growth is a non-GAAP financial measure that is calculated by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We believe Net Revenue Constant Currency Growth is an important indicator of our business performance, as it provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of the Company’s control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
These non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in thousands)
Reconciliation of Adjusted EBITDA
Net income (loss)	$173,166	$(272,035)	$161,178	$(654,362)
Depreciation and amortization	72,575	50,250	208,532	134,172
Equity-based compensation and related taxes	76,683	65,275	211,376	173,963
Interest expense, net	36,315	14,432	87,472	33,922
Other expense (income), net	13,584	(2,182)	10,720	(5,582)
(Benefit) provision for income taxes, net	(1,211)	76	414	1,502
Other (1)	—	—	3,956	—
Adjusted EBITDA	$371,112	$(144,184)	$683,648	$(316,385)

Net revenue	$3,839,570	$2,305,487	$10,474,305	$6,593,567
Adjusted EBITDA Margin	9.7%	(6.3)%	6.5%	(4.8)%
(1) The Company recorded $4.0 million in the nine months ended September 30, 2020 in selling, operations, technology, general and administrative expenses in the Consolidated and Condensed Statements of Operations related to severance costs associated with February 2020 workforce reductions.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income (loss) to consolidated Adjusted EBITDA is presented in the preceding table:

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in thousands)
Segment Adjusted EBITDA
U.S.	$377,007	$(62,878)	$766,486	$(91,002)
International	(5,895)	(81,306)	(82,838)	(225,383)
Adjusted EBITDA	$371,112	$(144,184)	$683,648	$(316,385)

A reconciliation of GAAP net income (loss) to non-GAAP diluted net income (loss), the most directly comparable GAAP financial measure, in order to calculate Non-GAAP Diluted Earnings (Loss) Per Share, is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Numerator:
Net income (loss)	$173,166	$(272,035)	$161,178	$(654,362)
Effect of dilutive securities:
Interest expense associated with convertible debt instruments	9,136	—	—	—
Numerator for diluted EPS - net income (loss) available to common stockholders after the effect of dilutive securities	182,302	(272,035)	161,178	(654,362)
Non-GAAP adjustments to net income (loss)
Interest expense associated with convertible debt instruments	19,919	—	10,819	—
Equity-based compensation and related taxes	76,683	65,275	211,376	173,963
(Benefit) provision for income taxes, net	(1,211)	76	414	1,502
Other	—	—	3,956	—
Numerator for Non-GAAP Diluted EPS - Non-GAAP net income (loss)	$277,693	$(206,684)	$387,743	$(478,897)
Denominator:
Denominator for basic EPS - weighted-average number of shares of common stock outstanding	95,373	92,540	94,767	91,820
Effect of dilutive securities:
Employee stock options	24	—	32	—
Restricted stock units	4,123	—	3,222	—
Convertible debt instruments	9,680	—	—	—
Dilutive potential common shares	13,827	—	3,254	—
Denominator for diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	109,200	92,540	98,021	91,820
Non-GAAP adjustments to effect of dilutive securities:
Employee stock options	—	—	—	—
Restricted stock units	—	—	—	—
Convertible debt instruments	11,330	—	4,740	—
Denominator for Non-GAAP Diluted EPS - non-GAAP adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	120,530	92,540	102,761	91,820
Non-GAAP Earnings (Loss) per Share, Diluted	$2.30	$(2.23)	$3.77	$(5.22)

The following table presents net revenues attributable to our reportable segments for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
U.S. net revenue	$3,274,872	$1,966,654	$8,901,559	$5,624,870
International net revenue	564,698	338,833	1,572,746	968,697
Total net revenue	$3,839,570	$2,305,487	$10,474,305	$6,593,567

The following table presents a reconciliation of net cash provided by (used in) operating activities to Free Cash Flow for each of the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in thousands)
Net cash provided by (used in) operating activities	$331,027	$(76,441)	$1,209,988	$(160,523)
Purchase of property and equipment	(41,493)	(68,628)	(146,303)	(183,968)
Site and software development costs	(34,506)	(35,831)	(109,678)	(94,697)
Free Cash Flow	$255,028	$(180,900)	$954,007	$(439,188)

Key Financial and Operating Metrics

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in thousands, except LTM Net Revenue per Active Customer and Average Order Value)
Direct Retail Financial and Operating Metrics:
Direct Retail Net Revenue (1)	$3,827,265	$2,299,680	$10,444,083	$6,562,620
Active Customers	28,783	19,071	28,783	19,071
LTM Net Revenue per Active Customer	$451	$449	$451	$449
Orders Delivered	15,758	9,121	44,526	26,446
Average Order Value	$243	$252	$235	$248
Non-GAAP Financial Measures:
Adjusted EBITDA	$371,112	$(144,184)	$683,648	$(316,385)
Free Cash Flow	$255,028	$(180,900)	$954,007	$(439,188)
(1) Direct Retail net revenue is calculated by taking consolidated net revenue and excluding U.S. net revenue derived from the websites operated by our retail partners and our media solutions business, which accounted for $12.3 million and $30.2 million of net revenue for the three and nine months ended September 30, 2020, respectively, and $5.8 million and $30.9 million of net revenue for the three and nine months ended September 30, 2019, respectively.

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Unaudited)

	September 30, 2020	December 31, 2019
	(in thousands, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$2,442,939	$582,753
Short-term investments	113,985	404,252
Accounts receivable, net of allowance for credit losses of $26,884 and $22,774 at September 30, 2020 and December 31, 2019, respectively	109,652	99,720
Inventories	54,241	61,692
Prepaid expenses and other current assets	322,649	228,721
Total current assets	3,043,466	1,377,138
Operating lease right-of-use assets	802,369	763,400
Property and equipment, net	682,057	624,544
Goodwill and intangible assets, net	17,605	18,809
Long-term investments	—	155,690
Other noncurrent assets	12,943	13,467
Total assets	$4,558,440	$2,953,048
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,236,895	$908,097
Accrued expenses	328,694	298,918
Unearned revenue	318,175	167,641
Other current liabilities	333,589	236,863
Total current liabilities	2,217,353	1,611,519
Long-term debt	2,862,135	1,456,195
Operating lease liabilities	867,711	822,602
Other liabilities	70,827	6,940
Total liabilities	6,018,026	3,897,256
Stockholders’ deficit:
Undesignated preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at September 30, 2020 and December 31, 2019	—	—
Class A common stock, par value $0.001 per share: 500,000,000 shares authorized, 68,959,957 and 66,642,611 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	69	67
Class B common stock, par value $0.001 per share: 164,000,000 shares authorized, 26,636,721 and 26,957,815 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	27	27
Additional paid-in capital	452,111	1,122,548
Accumulated deficit	(1,909,768)	(2,065,423)
Accumulated other comprehensive loss	(2,025)	(1,427)
Total stockholders’ deficit	(1,459,586)	(944,208)
Total liabilities and stockholders’ deficit	$4,558,440	$2,953,048

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(in thousands, except per share data)
Net revenue	$3,839,570	$2,305,487	$10,474,305	$6,593,567
Cost of goods sold (1)	2,692,142	1,765,566	7,426,724	5,023,590
Gross profit	1,147,428	539,921	3,047,581	1,569,977
Operating expenses:
Customer service and merchant fees (1)	139,589	91,255	372,825	256,230
Advertising	344,025	281,846	1,037,562	784,981
Selling, operations, technology, general and administrative (1)	441,960	426,529	1,377,410	1,153,286
Total operating expenses	925,574	799,630	2,787,797	2,194,497
Income (loss) from operations	221,854	(259,709)	259,784	(624,520)
Interest (expense), net	(36,315)	(14,432)	(87,472)	(33,922)
Other (expense) income, net	(13,584)	2,182	(10,720)	5,582
Income (loss) before income taxes	171,955	(271,959)	161,592	(652,860)
(Benefit) provision for income taxes, net	(1,211)	76	414	1,502
Net income (loss)	$173,166	$(272,035)	$161,178	$(654,362)
Basic earnings (loss) per share	$1.82	$(2.94)	$1.70	$(7.13)
Diluted earnings (loss) per share	$1.67	$(2.94)	$1.64	$(7.13)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	95,373	92,540	94,767	91,820
Diluted	109,200	92,540	98,021	91,820

(1) Includes equity-based compensation and related taxes as follows:

Cost of goods sold	$2,845	$1,450	$6,926	$3,759
Customer service and merchant fees	4,477	2,374	10,909	6,619
Selling, operations, technology, general and administrative	69,361	61,451	193,541	163,585
	$76,683	$65,275	$211,376	$173,963

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2020	2019
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$161,178	$(654,362)
Adjustments used to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	208,532	134,172
Equity-based compensation	197,199	162,014
Amortization of discount and issuance costs on convertible notes	78,225	40,737
Other non-cash adjustments	12,065	(1,659)
Changes in operating assets and liabilities:
Accounts receivable, net	(14,891)	(25,309)
Inventories	7,602	(22,716)
Prepaid expenses and other current assets	(93,055)	(29,648)
Accounts payable and accrued expenses	356,215	215,786
Unearned revenue and other liabilities	296,306	22,382
Other assets	612	(1,920)
Net cash provided by (used in) operating activities	1,209,988	(160,523)

Cash flows from investing activities:
Purchase of short- and long-term investments	(19,994)	—
Sale and maturities of short- and long-term investments	466,310	115,468
Purchase of property and equipment	(146,303)	(183,968)
Site and software development costs	(109,678)	(94,697)
Other investing activities, net	(124)	(15,977)
Net cash provided by (used in) investing activities	190,211	(179,174)

Cash flows from financing activities:
Proceeds from borrowings	200,000	—
Repayment of borrowings	(200,000)	—
Proceeds from issuance of convertible notes, net of issuance costs	2,027,758	935,146
Premiums paid for capped call confirmations	(255,024)	(145,728)
Payments to extinguish convertible debt	(1,040,349)	—
Repurchase of common stock	(280,236)	—
Other financing activities, net	380	(2,211)
Net cash provided by financing activities	452,529	787,207
Effect of exchange rate changes on cash and cash equivalents	7,458	(1,586)
Net increase in cash and cash equivalents	1,860,186	445,924

Cash and cash equivalents:
Beginning of period	582,753	849,461
End of period	$2,442,939	$1,295,385